EXHIBIT 99.1


                                                          FOR IMMEDIATE RELEASE
                                                                  JUNE 13, 2002





                VCA ANTECH ANNOUNCES COMPLETION OF EXCHANGE OFFER

LOS ANGELES, CA, JUNE 13, 2002 -- VCA Antech, Inc. (Nasdaq National Market:
WOOF) today announced that Vicar Operating, Inc., its wholly owned subsidiary, completed its offer to exchange $1,000 principal amount of its newly issued 9.875% senior subordinated notes due 2009, which have been registered under the Securities Act of 1933, as amended, for each $1,000 principal amount of its outstanding 9.875% senior subordinated notes due 2009. The exchange offer expired at 5 p.m., New York City time, on June 12, 2002. All of the $170,000,000 aggregate principal amount of the outstanding notes were tendered in the exchange offer.

     Statements contained in this release that are not based on historical information are forward-looking statements that involve risks and uncertainties. Actual results may vary substantially as a result of a variety of factors. These and other risk factors are discussed in VCA Antech's recent filings with the Securities and Exchange Commission on Forms 10-K and 10-Q and Vicar Operating's recent filing with the Securities and Exchange Commission on Form S-4, and the reader is directed to these reports and statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

     VCA Antech owns, operates and manages the largest network of free-standing veterinary hospitals and veterinary-exclusive clinical laboratories in the country.